                                                                      Exhibit 11


             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS


SUPPLEMENTAL HISTORICAL EARNINGS PER SHARE

                                                       November 30,   November 30,   November 30,
                                                           1994           1995           1996
                                                       ------------   ------------   ------------
Net income (loss) available to common shareholders:
 Net income (loss).................................... $   (38,132)   $    98,121    $ 3,494,967
 Preferred stock dividends............................      (8,750)        (4,375)          (900)
                                                       ------------   ------------   ------------
 Net income (loss) available to common shareholders... $   (46,882)   $    93,746    $ 3,494,067
                                                       ============   ============   ============
Common Stock and Common Stock Equivalents:
 Weighted average shares outstanding..................   1,323,415      1,332,879      1,359,073
 Convertible Securities:
  Series B Preferred Stock............................     663,761        663,761        663,761
  Series F Preferred Stock............................     135,025        135,025        135,025
  Series G Preferred Stock............................     673,638        673,638        673,638
 Options (calculated on Treasury Method) 1987 Plan....      24,561         11,790         21,374
 Options and warrants issued within one year of the
  offering (calculated on Treasury Method):
  Vested options repriced or granted..................     219,706        219,706        219,706
  Warrants repriced...................................      69,799         69,799         69,799
                                                       ------------   ------------   ------------
                                                           289,505        289,505        289,505
                                                       ------------   ------------   ------------

    Total common stock and common stock equivalents...   3,109,905      3,106,598      3,142,376
                                                       ============   ============   ============
Earnings (loss) per common share...................... $     (0.02)   $      0.03    $      1.11
                                                       ============   ============   ============



                                     11.1

            STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

                  SUPPLEMENTAL HISTORICAL EARNINGS PER SHARE

                                                                For the three months ended          For the nine months ended
                                                                         August 31,                          August 31,
                                                               ----------------------------        ---------------------------
                                                                   1996            1997                1996           1997
                                                               ------------    ------------        ------------   ------------
Net income available to common shareholders:

Net income...................................................  $    680,613    $  1,129,222        $  1,466,604   $  2,553,720

Preferred stock dividend.....................................             -               -                (900)             -
                                                               ------------    ------------        ------------   ------------
Net income available to common shareholders..................  $    680,613    $  1,179,722        $  1,465,704   $  2,553,720
                                                               ============    ============        ============   ============
Common stock and common stock equivalents:

Weighted average shares outstanding..........................     1,357,714       7,468,832           1,357,714      3,475,722

Convertible Securities:

   Series B Preferred Stock..................................       663,761          14,430             663,761        445,738

   Series F Preferred Stock..................................       135,025           2,935             135,025         90,674

   Series G Preferred Stock..................................       673,638          14,644             673,638        452,370

Options (calculated on Treasury Method) 1987 Plan............        21,374          16,956              21,374         16,956

Options and warrants issued within one year of the offering
   (calculated on Treasury Method):

   Vested options repriced or granted........................       207,020         297,690             207,020        296,162

   Warrants repriced.........................................        65,782          89,547              65,782         80,391
                                                               ------------    ------------        ------------   ------------
                                                                    272,802         387,237             272,802        376,553
                                                               ------------    ------------        ------------   ------------

Total common stock and common stock equivalents..............     3,124,314       7,905,034           3,124,314      4,858,013
                                                               ============    ============        ============   ============

Net income per common share..................................  $       0.22    $       0.15        $       0.47   $       0.53
                                                               ============    ============        ============   ============

                                     11.2

PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION
(Presented on the face of the November 30, 1996, and August 31, 1997 Supplemental Statements of Operations)


                                                                                                    For the three    For the nine
                                                                                    November 30,    months ended     months ended
                                                                                        1996       August 31, 1997  August 31, 1997
                                                                                  ---------------  ---------------  ---------------
Pro forma net income:

  Net income available to common shareholder..................................... $     3,494,067  $     1,179,722  $     2,553,720

  Add back interest (net of applicable income taxes) on debt included in Recapitalization:

  $2,000,000 subordinated note (7.74%) converted to stock in Recapitalization....          92,879            -               46,440

  $2,867,546 subordinated note (12.0%) converted to stock in Recapitalization....         206,464            -              103,232
                                                                                  ---------------  ---------------  ---------------
  Pro forma net income........................................................... $     3,793,410  $     1,179,722  $     2,703,392
                                                                                  ===============  ===============  ===============
Common Stock and Common Stock Equivalents:

  Historical weighted average shares outstanding.................................       3,142,376        7,905,034        4,858,013

  Add back:

  Less common stock equivalents included in historical earnings per share:

   Series B Preferred Stock......................................................        (663,761)         (14,430)        (445,738)

   Series F Preferred Stock......................................................        (135,025)          (2,935)         (90,674)

   Series G Preferred Stock......................................................        (673,638)         (14,644)        (452,370)


  Add effect of Recapitalization:

   Series A Preferred Stock......................................................          86,003            1,870           57,754

   Series B Preferred Stock......................................................         663,761           14,430          445,738

   Series F & G Preferred Stock..................................................         763,748           16,603          512,882

   Shares for $2,867,546 of subordinated debt....................................         616,544           13,403          414,030

   Shares for $2,000,000 of subordinated debt....................................         430,015            9,348          288,769
                                                                                  ---------------  ---------------  ---------------
  Total pro forma common stock and common stock equivalents......................       4,230,023        7,928,679        5,588,404
                                                                                  ===============  ===============  ===============
Pro forma earnings per common share.............................................. $          0.90  $          0.15  $          0.48
                                                                                  ===============  ===============  ===============


                                     11.3